Exhibit 10.45

GRAMERCY CAPITAL CORP.

2004 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

AGREEMENT by and between Gramercy Capital Corp., a Maryland corporation (the “Company”) and [                ] (the “Grantee”), dated as of the [      ] day of [          ], 200   .

WHEREAS, the Company maintains the Gramercy Capital Corp. 2004 Equity Incentive Plan (as amended from time to time, the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);

WHEREAS, the Grantee is a [                                                                          ] [insert employment/service role]; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant restricted stock to the Grantee subject to the terms and conditions set forth below.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.             Grant of Restricted Stock.

The Company hereby grants the Grantee [          ] restricted shares of Common Stock of the Company (the “Restricted Stock”).  The Restricted Stock is subject to the terms and conditions of this Agreement, and is also subject to the provisions of the Plan.  The Plan is hereby incorporated herein by reference as though set forth herein in its entirety.

2.             Restrictions and Conditions.

The Restricted Stock shall be subject to the following restrictions and conditions:

The period of forfeiture with respect to the shares of Restricted Stock (the “Restriction Period”) shall begin on the date hereof and lapse as follows:

Date Restriction Lapses	Number of Shares
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]

Subject to the provisions of the Plan and this Agreement, during the Restriction Period, except as may otherwise be permitted by the Committee (after consideration of, among other things, any applicable securities and tax considerations) in connection with the Grantee’s trust or estate planning, the Grantee shall not be permitted voluntarily or involuntarily to assign, transfer, or otherwise encumber or dispose of shares of Restricted Stock awarded under the Plan.

3.                                       Miscellaneous.

(a)                                  THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.  The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.  This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(b)                                 The Committee may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate.  Without limiting the generality of the foregoing, the Committee may interpret this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee’s interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change in Control.  In the event of any dispute or disagreement as to the interpretation of this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to this Agreement, the decision of the Committee shall be final and binding upon all persons.

(c)                                  All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally, sent by email or facsimile transmission or mailed to the Grantee at the address appearing in the records of the Company.  Such addresses may be changed at any time by written notice to the other party given in accordance with this paragraph 3(c).

(d)                                 The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Grantee or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

(e)                                  Nothing in this Agreement shall confer on the Grantee any right to continue in the employ of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries to terminate the Grantee’s employment at any time.

(f)                                    It is acknowledged, agreed and understood that the grant made hereby is made to GKK Manager LLC in consideration of services rendered thereby, and in turn made by GKK Manager LLC in consideration of the services rendered by the Grantee.  For purposes of the provisions in paragraphs 2 and 3(e) above relating to employment with the Company (and the termination thereof), “Company,” as the context so requires, shall include GKK Manager LLC, SL Green Realty Corp., and their affiliates, to the extent that the Grantee is a provider of services to such entities.

(g)                                 This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the day and year first above written.

GRAMERCY CAPITAL CORP.

By:
Name:
Title:

[Grantee’s Name]